EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 pertaining to the 1998 Tower Financial Corporation Stock Option and Incentive Plan (333-67235), the 2001 Tower Financial Corporation Stock Option and Incentive Plan (333-64194), and the Tower Financial Corporation 401(k) Plan (333-64318) of our report dated March 31, 2014 appearing in this Annual Report on Form 10-K of Tower Financial Corporation for the year ended December 31, 2013.

Fort Wayne, Indiana	/s/ BKD, LLP
March 31, 2014